Investor Contact:	Media Contact:
Dirk Sodestrom Actel Corporation (650) 318-4795	Anna del Rosario Actel Corporation (650) 318-4500

For Release: April 28, 2009 @ 1:30 P.M. PT

ACTEL ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $48.5 million for the first quarter of 2009, down 12 percent from the first quarter of 2008 and down 8 percent from the fourth quarter of 2008.

Non-GAAP net income, which excludes stock-based compensation, expenses associated with a restructuring initiated during the first quarter, and other non-recurring adjustments, was $0.8 million for the first quarter of 2009 compared with $2.9 million for the first quarter of 2008 and $3.3 million for the fourth quarter of 2008.

Including stock-based compensation, expenses associated with the restructuring, and other non-recurring adjustments in accordance with generally accepted accounting principles (GAAP), Actel reported a net loss of ($3.0) million, or ($0.11) per basic share, for the first quarter of 2009 compared with a net income of $0.2 million, or $0.01 per diluted share, for the first quarter of 2008 and a net loss of ($12.5) million, or ($0.48) per basic share, for the fourth quarter of 2008. First quarter charges of $1.1 million for expenses associated with the restructuring adversely affected net income in accordance with GAAP for the first quarter of 2009.

Gross margin was 57.1 percent for the first quarter of 2009 compared with 58.5 percent for the first quarter of 2008 and 59.1 percent for the fourth quarter of 2008. Gross margin for the first quarter of 2009 was negatively impacted by a $1.5 million charge associated with low yield wafers.

Business Outlook – Second Quarter 2009

The Company believes that second quarter 2009 revenues will decline sequentially 1 percent to 7 percent. Gross margin is expected to be about 59 percent. Operating expenses are anticipated to come in at approximately $28 million, which excludes an estimated $1.8 million of stock-based compensation expense and $0.6 million associated with the acquisition of Pigeon Point Systems. Other income is expected to be about $1.2 million. The tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.3 million shares.

Conference Call

A conference call to discuss first quarter results will be held Tuesday, April 28, 2009, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

Corporate Restructuring

Actel announced in January a company-wide restructuring plan to increase profitability. In conjunction with cost-reduction initiatives taken in the fourth quarter of 2008, the restructuring is expected to result in a quarterly reduction in expenses of approximately $6.5 million in the third quarter of 2010 compared with the third quarter of 2008. The Company estimates that approximately $5.5 million of the quarterly reductions will be in operating spending and that the balance of savings will be in cost of goods sold. The Company expects to record aggregate charges of $4.0 million to $4.5 million for severance and other costs related to the restructuring by the beginning of the third quarter of 2010, when the restructuring will be substantially complete.

Non-GAAP Adjustments and Reconciliation

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Forward-Looking Statements

The statements in the paragraphs under the headings “Corporate Restructuring” and “Business Outlook – Second Quarter 2009” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q or 10-K, which can be found on Actel’s web site, www.actel.com. Actel’s anticipated results from its restructuring plan and its projected revenues and operating results for the second quarter of 2009 are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as a failure to achieve the full projected results of the restructuring plan, fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

About Actel

Actel is the leader in low-power FPGAs and mixed-signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

		Three Months Ended
	Apr. 5, 2009	Jan. 4, 2009	Apr. 6, 2008
unaudited		unaudited	unaudited
Net revenues	$48,459	$52,786	$54,756
Costs and expenses:
Cost of revenues	20,785	21,598	22,738
Research and development	16,393	14,851	16,709
Selling, general, and administrative	13,490	15,714	16,780
Restructuring charges	1,119	2,424	—
Amortization of acquisition-related intangibles	193 458	338	—

Total costs and expenses	51,980	54,925	56,227

Loss from operations	(3,521)	(2,139)	(1,471)
Interest income and other, net	1,752	1,335	1,932

Income (loss) before tax provision (benefit)	(1,769)	(804)	461
Tax provision	1,187	11,688	285

Net income (loss)	$(2,956)	$(12,492)	$176

Net income (loss) per share:
Basic	$(0.11)	$(0.48)	$0.01

Diluted	$(0.11)	$(0.48)	$0.01

Shares used in computing net income (loss) per share:
Basic	26,027	25,784	26,487

Diluted	26,027	25,784	26,677

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended
	Apr. 5, 2009	Jan. 4, 2009	Apr. 6, 2008
Cost and expenses:
Non-GAAP research and development	$15,105	$13,511	$15,683
Adjustments related to stock based compensation and other	1,288	1,340	1,026

GAAP research and development	$16,393	$14,851	$16,709

Non-GAAP restructuring charges	$-	$—	$—
Adjustments related to restructuring	1,119	2,424	—

GAAP restructuring charges	$1,119	$2,424	$—

Non-GAAP amortization of acquisition-related intangibles	$—	$—	$-
Adjustments related to amortization of acquisition- related intangibles	193	338	-

GAAP amortization of acquisition-related intangibles	$193	$338	$-

Non-GAAP selling, general and administrative	$12,454	$14,347	$14,189
Adjustments related to stock based compensation, option investigation and other	1,036	1,367	2,591

GAAP selling, general and administrative	$13,490	$15,714	16,780

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended
	Apr. 5, 2009	Jan. 4, 2009	Apr. 6, 2008
Income (loss) from operations:
Non-GAAP income from operations	$115	$3,330	$2,146
Adjustments related to stock based compensation and other	(3,636)	(5,469)	(3,617)

GAAP loss from operations	$(3,521)	$(2,139)	$(1,471)

Interest income and other, net:
Non-GAAP interest income and other, net	$1,036	$1,335	$1,932
Adjustments related to insurance reimbursement	716	—	—

GAAP interest income and other, net	$1,752	$1,335	$1,932

Income (loss) before tax provision:
Non-GAAP income before tax provision	$1,151	$4,665	$4,078
Adjustments related to stock based compensation and other	(2,920)	(5,469)	(3,617)

GAAP (loss) income before tax provision	$(1,769)	$(804)	$461

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended
	Apr. 5, 2009	Jan. 4, 2009	Apr. 6, 2008
Net income (loss):
Non-GAAP net income	$806	$3,266	$2,855
Adjustments related to stock based compensation, deferred tax valuation allowances, other, and tax	(3,762)	(15,758)	(2,679)

GAAP net income (loss)	$(2,956)	$(12,492)	$176

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.03	$0.13	$0.11
Adjustments related to stock based compensation, deferred tax valuation allowances, other and tax	(0.14)	(0.61)	(0.10)

GAAP net income (loss) per share	$(0.11)	$(0.48)	$0.01

Diluted:
Non-GAAP net income per share	$0.03	$0.13	$0.11
Adjustments related to stock based compensation, deferred tax valuation allowances, other and tax	(0.14)	(0.61)	(0.10)

GAAP net income (loss) per share	$(0.11)	$(0.48)	$0.01

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	Apr. 5, 2009	Jan. 4, 2009
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$46,036	$49,639
Short-term investments	85,072	89,111
Accounts receivable, net	21,765	11,596
Inventories	56,030	60,630
Deferred income taxes	11,313	11,313
Prepaid expenses and other current assets	7,876	6,888

Total current assets	228,092	229,177
Long-term investments	8,764	7,807
Property and equipment, net	33,588	34,747
Goodwill and other intangible assets, net	35,347	35,540
Deferred income taxes	13,834	13,968
Other assets, net	20,745	22,022

	$340,370	$343,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,516	$14,672
Accrued compensation and employee benefits	8,067	11,240
Accrued licenses	2,244	3,952
Other accrued liabilities	5,432	5,274
Deferred income on shipments to distributors	30,506	24,316

Total current liabilities	56,765	59,454
Deferred compensation plan liability	4,152	4,086
Deferred rent liability	1,447	1,449
Accrued sabbatical compensation	2,561	2,739
Other long-term liabilities, net	6,539	7,208

Total liabilities	71,464	74,936
Shareholders’ equity	268,906	268,325

	$340,370	$343,261